Exhibit 10.65
March 16, 2008
William G. Little
Stephen D. Harlan
Special Independent Committee of the Sunrise Board of Directors
Sunrise Senior Living, Inc.
7902 Westpark Drive
McLean, Virginia 22102
Dear Bill and Steve:
     As the Chief Executive Officer of Sunrise Senior Living, Inc. (the “Company”), I am writing to confirm the oral undertakings that I have made to the Company’s Board of Directors in anticipation of the Company’s forthcoming restatement of financial results.
     I understand that the Board’s Special Independent Committee has identified inappropriate accounting activity with respect to adjustments that were made to certain judgmental accruals and reserves during the third quarter of 2003 through the fourth quarter of 2005. While I did not engage in such inappropriate accounting activity nor was I aware of it, I recognize, as the CEO and Founder of this Company, that such activity damaged the Company’s credibility with all of its stakeholders and I share the Board’s deep disappointment in such activity.
     As the CEO of this Company, I am dedicated to re-establishing the appropriate tone and culture necessary to restore an effective control environment. As a tangible demonstration of my commitment to lead the Company forward, I affirm my voluntary, unilateral and unconditional undertaking to repay the value of all bonus compensation I was awarded in 2003 through 2005. In furtherance of that undertaking, I hereby transfer and surrender for cancellation to the Company the following equity awards made to me for the years 2003 through 2005:
1.	A total of 15,672 restricted stock units (post-split), constituting all of the restricted stock units granted to me on September 10, 2003 and evidenced by that certain Stock Unit Agreement (reflecting such grant date) attached as Exhibit A hereto;

2.	A total of 17,815 restricted stock units, constituting all of the restricted stock units granted to me on March 8, 2006 and evidenced by that certain Stock Unit Agreement (reflecting such grant date) attached as Exhibit B hereto; and

3.	27,777 shares of restricted stock, constituting the remaining unvested portion of the restricted stock granted to me on March 14, 2005 and evidenced by that certain Executive Restricted Stock Agreement (reflecting such grant date) attached as Exhibit C hereto.

     I hereby authorize the Company to direct the Company’s transfer agent to cancel the 27,777 shares of restricted stock referred to in paragraph 3 above, which are held by me in book-entry form.
     In addition to the foregoing, I hereby authorize the Company to direct the Company’s transfer agent to cancel 8,877 additional shares of common stock of the Company* held by me in book-entry form, which represent the portion of the restricted stock granted to me on March 14, 2005 that vested on March 14, 2006, net of applicable tax.
     I intend that all of the foregoing transfers and cancellations shall be effective immediately upon your receipt of this letter.
     As a further demonstration of leadership and integrity at this critical juncture, I have disclaimed any opportunity to receive bonuses for 2006 and 2007.
     I understand that this letter may be included or referred to in the Company’s public filings.
     These actions reflect my commitment to establish and maintain high standards of ethical business practice and performance throughout the Company. As the Company’s CEO, I intend to oversee management’s implementation of the Board’s remedial framework which will restore an effective control environment. It is my expectation that implementation of this remedial framework will help to restore the Company’s reputation and promote confidence in it among our employees, our residents and their families, our shareholders, and the general market.
Sincerely yours,
/s/ Paul J. Klaassen
Paul J. Klaassen

*	Calculated as follows: 13,889 shares that vested on March 14, 2006 minus ((13,889 shares x $24.00 per share (the closing price on the vesting date) x .364% (tax rate)) divided by $24.21 (the closing price on March 12, 2008))

Exhibit A
SUNRISE SENIOR LIVING, INC.
2003 STOCK OPTION AND RESTRICTED STOCK PLAN
STOCK UNIT AGREEMENT
     Sunrise Senior Living, Inc., a Delaware corporation (the “Company”), hereby grants stock units relating to shares of its common stock, $.01 par value (the “Stock”), to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Company’s 2003 Stock Option and Restricted Stock Plan (the “Plan”).

Grant Date: September 10, 2003

Name of Grantee: Paul J. Klaassen

Number of Units Covered by Grant:	5,597 Base Units

2,239 Supplemental Units
     By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is available from the Company upon request. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:	/s/ Paul J. Klaassen
(Signature)

Company:	/s/ Thomas B. Newell
(Signature)

	Title:	President
Attachment
This is not a stock certificate or a negotiable instrument.

SUNRISE SENIOR LIVING, INC.
2003 STOCK OPTION AND RESTRICTED STOCK PLAN
STOCK UNIT AGREEMENT

Stock Unit/ Nontransferability	This grant is an award of stock units in the total number of Base Units and Supplemental Units set forth on the cover sheet and subject to the vesting conditions described below (collectively, the “Stock Units”). Your Stock Units may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Stock Units be made subject to execution, attachment or similar process.

Vesting	Base Units shall be 100% vested as of the Grant Date. Supplemental Units shall become 100% vested on the fourth anniversary of the Grant Date (the “Vesting Date”); provided you have been continuously employed by the Company or a Subsidiary from the Grant Date until the Vesting Date.

Notwithstanding the vesting schedule in the preceding paragraph, to the extent not previously vested, your Supplemental Units shall become 100% vested upon the earlier of (i) a Change in Control (as defined below), (ii) your termination of employment with the Company or a Subsidiary due to your death or disability, (iii) your termination of employment by the Company or a Subsidiary other than for Cause (as defined in the Company’s Senior Executive Severance Plan dated February 25, 2000 (the “Severance Plan”)), or (iv) termination of employment by you for Good Reason (as defined in the Severance Plan), if you have been continuously employed by the Company or a Subsidiary from the Grant Date.

For purposes of this Agreement, “Change in Control” means any of the following events:

(a) any person (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934 (“Exchange Act”) or group (as such term is defined in Section 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary, becomes, after the Grant Date, the beneficial owner of Stock or of other securities of the Company that are entitled to vote generally in the election of directors of the Company (“Voting Securities”) representing 50% or more of the combined voting power of all Voting Securities of the Company;

(b) individuals who, as of the Grant Date,

constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a director after the Grant Date whose election or nomination for election by the Company’s shareholders was approved by a majority of the members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below)) shall be deemed to be members of the Incumbent Board; or

(c) approval by the stockholders of the Company of either of the following: (i) a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding Stock and Voting Securities of the Company immediately before such Mergers are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 60% of the Stock and 60% of the combined voting power of the Voting Securities of the Company resulting from such Merger in substantially the same proportions as immediately before such Merger or (ii) a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, there shall not be a Change in Control if, in advance of such event, you agree in writing that such event shall not constitute a Change in Control.

No Stock Units will vest after you have ceased to be employed by the Company or any Subsidiary for any reason.

Delivery of Shares	Unless you previously elected to defer the payment of the Stock Units into the Company’s Executive Deferred Compensation Plan, a certificate for all of the shares of Stock represented by your Base Units and Supplemental Units shall be delivered to you on the Vesting Date; provided, that, if the Vesting Date occurs during a window period in which you are restricted from selling Stock in the open market because a trading window is not available, delivery of such shares will be delayed until the date immediately following the opening of a trading window.

In the event that your employment with the Company or a

Subsidiary terminates prior to the time at which your Supplemental Shares become vested, upon your termination of employment the Company will deliver to you your Base Units and you will forfeit your unvested Supplemental Units.

Withholding Taxes	You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting and/or delivery of Stock pursuant to this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting and/or delivery of shares arising from this grant, the Company shall have the right to require such payments from you, withhold such amounts from other payments due to you from the Company or any Affiliate or cause an immediate forfeiture of shares Stock subject to the Stock Units granted pursuant to this Agreement in an amount equal to the withholding or other taxes due.

Retention Rights	This Agreement does not give you the right to be retained by the Company in any capacity. The Company reserves the right to terminate your service with the Company at any time and for any reason.

Shareholder Rights	You do not have the rights of a shareholder with respect to the Stock Units unless and until the Stock relating to the Stock Units has been delivered to you. You will, however, be entitled to receive an amount equal to any dividends declared or paid on such Stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Stock Units and subject to the same conditions and restrictions applicable thereto. The Company may in its sole discretion require that any amounts paid as dividend equivalents in connection with the Stock Units be treated as reinvested in Stock Units and subject to the same conditions and restrictions applicable thereto.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Stock, the number of Stock Units covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Stock Units shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Stock Units. Any prior agreements, commitments or negotiations concerning this grant are superseded.
     By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

Exhibit B
SUNRISE SENIOR LIVING, INC.
2003 STOCK OPTION AND RESTRICTED STOCK PLAN
STOCK UNIT AGREEMENT
     Sunrise Senior Living, Inc., a Delaware corporation (the “Company”), hereby grants stock units relating to shares of its common stock, $.01 par value (the “Stock”), to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Company’s 2003 Stock Option and Restricted Stock Plan (the “Plan”).

Grant Date:	March 8, 2006

Name of Grantee:	Paul J. Klaassen

Number of Units Covered by Grant:	12,725 Base Units

5,090 Supplemental Units

Purchase Price per Share of Stock:	$0.01
     By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is available from the Company upon request. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:	/s/ Paul J. Klaassen
(Signature)

Company:	/s/ Thomas B. Newell
(Signature)

Title:	Thomas B. Newell, President
Attachment
This is not a stock certificate or a negotiable instrument.

SUNRISE SENIOR LIVING, INC.
2003 STOCK OPTION AND RESTRICTED STOCK PLAN
STOCK UNIT AGREEMENT

Stock Unit/ Nontransferability	This grant is an award of stock units in the total number of Base Units and Supplemental Units set forth on the cover sheet at the purchase price set forth on the cover sheet, and subject to the vesting conditions described below (collectively, the “Stock Units”). The purchase price for the Stock is deemed paid by your services to the Company. Your Stock Units may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Stock Units be made subject to execution, attachment or similar process.

Vesting	Base Units shall be 100% vested as of the Grant Date. Supplemental Units shall become 100% vested on the fourth anniversary of the Grant Date (the “Vesting Date”); provided you have been continuously employed by the Company or a Subsidiary from the Grant Date until the Vesting Date.

Notwithstanding the vesting schedule in the preceding paragraph, to the extent not previously vested, your Supplemental Units shall become 100% vested upon the earlier of (i) a Change in Control (as defined below), (ii) your termination of employment with the Company or a Subsidiary due to your death or disability, (iii) your termination of employment by the Company or a Subsidiary other than for Cause (as defined in the Company’s Senior Executive Severance Plan dated November 16, 2005 (the “Severance Plan”)), or (iv) termination of employment by you for Good Reason (as defined in the Severance Plan), if you have been continuously employed by the Company or a Subsidiary from the Grant Date.

For purposes of this Agreement, “Change in Control” means any of the following events:

(A) any person, other than Paul J. Klaassen, Teresa M. Klaassen or their respective affiliates, associates or estates, becomes, after the date of grant, the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities;

(B) during any two-year period, individuals who at the beginning of such period constitute the Board (including, for this purpose, any director who after the beginning of such period filled a vacancy on the Board caused by the resignation, mandatory retirement, death, or disability of a director and whose election or appointment was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such period) cease for any reason to constitute a majority thereof;

(C) notwithstanding clauses (A) or (E) of this paragraph, the Company consummates a merger or consolidation of the Company with or into another corporation, the result of which is that the persons who were stockholders of the Company at the time of the execution of the agreement to merge or consolidate own less than 80% of the total equity of the corporation surviving or resulting from the merger or consolidation or of a corporation owning, directly or indirectly, 100% of the total equity of such surviving or resulting corporation;

(D) the sale in one or a series of transactions of all or substantially all of the assets of the Company;

(E) any person, other than Paul J. Klaassen, Teresa M. Klaassen or their respective affiliates, associates or estates, has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities, unless the Board has made a determination that such action does not constitute and will not constitute a material change in the persons having control of the Company;

(F) the consummation by the Company or a Subsidiary of a merger (including a triangular merger involving a Subsidiary) or other business combination transaction in which the Company issues equity securities representing 20% or more of its then outstanding common stock in such merger or other transaction; or

(G) there is a change of control in the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act other than in circumstances specifically covered by clauses (A) through (F) above.

No Stock Units will vest after you have ceased to be employed by the Company or any Subsidiary for any reason.

Delivery of Shares	Unless you previously elected in writing to further defer the payment of the Stock Units until either (i) a specified date that is permissible payment date pursuant to Section 409A of the Internal Revenue Code of 1986, as amended or (ii) Retirement (as such term is defined in the Company’s Executive Deferred Compensation Plan), which election, in either case, provides for the payment of only the vested portion of the Stock Units if employment terminates earlier than the specified payment date, a certificate for all of the shares of Stock represented by your Base Units and Supplemental Units shall be delivered to you on the Vesting Date; provided, that, if the Vesting Date occurs during a window period in which you are restricted from selling Stock in the open market because a trading window is not available, delivery of such shares will be delayed until the date immediately following the opening of a trading window. If you previously elected in writing to further defer the payment of the Stock Units as contemplated above, a certificate for all of the shares of Stock represented by your Base Units and Supplemental Units shall be delivered to you on the specified payment date, subject to the same window period restrictions set forth in the preceding sentence (or, if your employment terminates earlier than the specified payment date, such certificate shall be delivered, as to the vested portion of the Stock Units only, within 10 days after such termination date).

In the event that your employment with the Company or a Subsidiary terminates prior to the time at which your Supplemental Shares become vested, upon your termination of employment the Company will deliver to you your Base Units and you will forfeit your unvested Supplemental Units.

Withholding Taxes	You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting and/or delivery of Stock pursuant to this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting and/or delivery of shares arising from this grant, the Company shall have the right to require such payments from you, withhold such amounts from other payments due to you from the Company or any Affiliate or cause an immediate forfeiture of shares Stock subject to the Stock Units granted pursuant to this Agreement in an amount equal to the withholding or other taxes due.

Retention Rights	This Agreement does not give you the right to be retained by the

Company in any capacity. The Company reserves the right to terminate your service with the Company at any time and for any reason.

Shareholder Rights	You do not have the rights of a shareholder with respect to the Stock Units unless and until the Stock relating to the Stock Units has been delivered to you. You will, however, be entitled to receive an amount equal to any dividends declared or paid on such Stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Stock Units and subject to the same conditions and restrictions applicable thereto. The Company may in its sole discretion require that any amounts paid as dividend equivalents in connection with the Stock Units be treated as reinvested in Stock Units and subject to the same conditions and restrictions applicable thereto.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Stock, the number of Stock Units covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Stock Units shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement, the Plan and the further deferral election referenced under “Delivery of Shares” hereunder constitute the entire understanding between you and the Company regarding this grant of Stock Units. Any prior agreements, commitments or negotiations concerning this grant are superseded.
     By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

Exhibit C
SUNRISE SENIOR LIVING, INC.
2002 STOCK OPTION AND RESTRICTED STOCK PLAN
EXECUTIVE RESTRICTED STOCK AGREEMENT
     Sunrise Senior Living, Inc., a Delaware corporation (the “Company”), hereby grants shares of its common stock, $0.01 par value (the “Stock”), to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Company’s 2002 Stock Option and Restricted Stock Plan (the “Plan”).
Grant Date: March 14, 2005
Name of Grantee: Paul J. Klaassen
Number of Shares of Stock Covered by Grant: 20,833
Purchase Price per Share of Stock: $0.01
     By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is available from the Company upon request. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:	/s/ Paul J. Klaassen
	Print Name:	Paul J. Klaassen

Company:	/s/ Thomas B. Newell
	Print Name:	Thomas B. Newell

	Title:	President

Attachment
This is not a stock certificate or a negotiable instrument.

SUNRISE SENIOR LIVING, INC.
2002 STOCK OPTION AND RESTRICTED STOCK PLAN
EXECUTIVE RESTRICTED STOCK AGREEMENT

Restricted Stock/ Nontransferability	This grant is an award of Stock in the number of shares set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions described below (the “Restricted Stock”). The purchase price for the Restricted Stock is deemed paid by your services to the Company. To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

Issuance and Vesting	The Company will issue your Restricted Stock in your name as of the Grant Date.

Your right to the Stock under this Restricted Stock grant becomes vested as to 33% of the shares of Stock on each of the first three (3) anniversaries of the Grant Date (the “Anniversary Dates”), if you have been continuously providing Services to the Company or a Subsidiary from the Grant Date until the Anniversary Date; provided, however, that if you are restricted from selling Company stock on an Anniversary Date pursuant to the Company’s policy on insider trading, your shares that would have vested on that Anniversary Date will vest on the first date that is during a window period in which Company insiders are not restricted from selling Company stock.

Notwithstanding the vesting schedule to the extent not previously vested, your right to the Stock under this Agreement becomes 100% vested upon the earlier of (i) a Change in Control (as defined below), (ii) your termination of employment with the Company or a Subsidiary due to your death or disability, (iii) your termination of employment by the Company or a Subsidiary other than for Cause (as defined in the Company’s Senior Executive Severance Plan dated February 25, 2000 (the “Severance Plan”)), or (iv) termination of employment by you for Good Reason (as defined in the Severance Plan), if you have been continuously employed by the Company or a Subsidiary from the Grant Date.

For purposes of this Agreement, “Change in Control” means any of the following events:

(A) any person, other than Paul J. Klaassen, Teresa M.

Klaassen or their respective affiliates, associates or estates, becomes, after the date of grant, the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities;

(B) during any two-year period, individuals who at the beginning of such period constitute the Board (including, for this purpose, any director who after the beginning of such period filled a vacancy on the Board caused by the resignation, mandatory retirement, death, or disability of a director and whose election or appointment was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such period) cease for any reason to constitute a majority thereof;

(C) notwithstanding clauses (A) or (E) of this paragraph, the Company consummates a merger or consolidation of the Company with or into another corporation, the result of which is that the persons who were stockholders of the Company at the time of the execution of the agreement to merge or consolidate own less than 80% of the total equity of the corporation surviving or resulting from the merger or consolidation or of a corporation owning, directly or indirectly, 100% of the total equity of such surviving or resulting corporation;

(D) the sale in one or a series of transactions of all or substantially all of the assets of the Company;

(E) any person, other than Paul J. Klaassen, Teresa M. Klaassen or their respective affiliates, associates or estates, has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities, unless the Board has made a determination that such action does not constitute and will not constitute a material change in the persons having control of the Company;

(F) the consummation by the Company or a Subsidiary of a merger (including a triangular merger involving a Subsidiary) or other business combination transaction in which the Company issues equity securities representing 20% or more of its then outstanding common stock in such merger or other transaction; or

(G) there is a change of control in the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act other than in circumstances specifically covered by clauses (A) through (F) above.

Notwithstanding the foregoing, there shall not be a Change in Control if, in advance of such event, you agree in writing that such event shall not constitute a Change in Control.

No additional shares of Stock will vest after you have ceased to be employed by the Company or any Subsidiary for any reason.

Forfeiture of Unvested Stock	In the event that your employment with the Company or a Subsidiary terminates, you shall forfeit all of the shares of Stock subject to this grant that have not yet vested.

Book Entry Restrictions	The Restricted Stock will be issued in book entry form. The Company shall cause the transfer agent for the shares of Common Stock to make a book entry record showing ownership for the shares of Restricted Stock in your name subject to the terms and conditions of this Agreement. You shall be issued an account statement acknowledging your ownership of the shares of Restricted Stock.

The shares of Restricted Stock subject to restrictions hereunder shall be subject to the following terms and conditions relating to their release from restrictions or their cancellation:

As your interest in the Restricted Stock vests as described above, your vested Stock shall be released from restrictions and delivered to you, at your request.

Should you forfeit any unvested Restricted Stock held subject to restrictions hereunder, then such unvested Restricted Stock shall be cancelled without payment, and you shall have no further rights with respect to such shares.

You authorize the Company to issue such instructions to the transfer agent as the Company may deem necessary or proper to comply with the intent and purposes of this Agreement. This paragraph shall be deemed to constitute the stock power contemplated by the Plan.

Withholding Taxes	You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of Stock acquired under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

Section 83(b) Election	Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the Company’s Repurchase Right as to unvested Stock described above. You may elect to be taxed at the time the shares in restricted form are acquired rather than when such shares cease to be subject to such forfeiture restrictions by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price ($0.01 per share) is less than the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares increases after the date of purchase) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Retention Rights	This Agreement does not give you the right to be retained by the Company in any capacity. The Company reserves the right to terminate your service with the Company at any time and for any reason.

Shareholder Rights	You shall have the right to vote the Restricted Stock and, subject to the provisions of this Agreement, to receive any dividends declared or paid on such stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. The Company may in its sole discretion require any dividends paid on the Restricted Stock to be reinvested in shares of Stock, which the Company may in its sole discretion deem to be a part of the shares of Restricted Stock and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Stock, the number of shares covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.
     By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A
ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE
     The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and social security number of the undersigned:

Name:

Address:

Social Security No.:

2.	Description of property with respect to which the election is being made:

shares of common stock, par value $0.01 per share, of Sunrise Senior Living, Inc., a Delaware corporation (the “Company”).

3.	The date on which the property was transferred is: , 200 .

4.	The taxable year to which this election relates is calendar year: 200 .

5.	Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6.	The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was: $ per share, for a total of $ .

7.	The amount paid by taxpayer for the property was: $ .

8.	A copy of this statement has been furnished to the Company.
Dated:                                         , 200

Print Name:

PROCEDURES FOR MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)
     The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:
          1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within thirty (30) days after the Grant Date of your Restricted Stock.
          2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Stock Plan Administrator of the Company.
          3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.